Exhibit 10.14

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Principal Amount:                                                                           Issue Date: August 2, 2013

SECURED CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, ACTIVECARE, INC., a Delaware corporation (hereinafter called “Borrower”), hereby promises to pay ____________(the “Holder”), address at______________, Fax:___________, without demand, the sum of _____________ ($__________) (“Principal Amount”), with interest accruing thereon, on August 2, 2014 (the “Maturity Date”), if not sooner paid or modified as permitted herein.

This Note has been entered into pursuant to the terms of a subscription agreement (the “Subscription Agreement”) by and among the Borrower, the Holder and certain other holders (the “Other Holders”) of convertible promissory notes (the “Other Notes”), dated as of August 2, 2013, for an aggregate Principal Amount of up to $550,000.  Unless otherwise separately defined herein, each capitalized term used in this Note shall have the same meaning as set forth in the Subscription Agreement.  The following terms shall apply to this Note:

ARTICLE I

GENERAL PROVISIONS

1.1           Interest Rate.   Cash interest payable on this Note shall compound annually and accrue at the annual rate of twelve percent (12%) from the Issue Date through the Maturity Date.  Interest shall be payable quarterly in arrears on the last day of each three months commencing October 31, 2013 and on the Maturity Date, accelerated or otherwise, when the principal and remaining accrued but unpaid interest shall be due and payable, or sooner as described below.  Interest will be payable in cash or at the election of the Holder, may be converted to Common Stock pursuant to Article II.

1.2           Payment Grace Period.  The Borrower shall not have any grace period to pay any monetary amounts due under this Note.  After the Maturity Date and during the pendency of an Event of Default, (as defined in Article IV) a default interest rate of eighteen percent (18%) per annum shall be in effect.

1.3           Conversion Privileges.  The Conversion Rights set forth in Article II shall remain in full force and effect immediately from the date hereof and until the Note is paid in full regardless of the occurrence of an Event of Default.  This Note shall be payable in full on the Maturity Date, unless previously converted into Common Stock in accordance with Article II hereof.

1.4           Pari Passu.   All payments made on this Note and the Other Notes and except as otherwise set forth herein all actions taken by the Borrower with respect to this Note and the Other Notes shall be made and taken pari passu with respect to this Note and the Other Notes.

1.5           Application of Payments.  Payments made in connection with this Note shall be applied first to amounts due hereunder other than principal and interest, thereafter to interest and finally to Principal Amount.

1.6           Miscellaneous.   Interest on this Note shall be calculated on the basis of a 360-day year and the actual number of days elapsed.  Principal and interest on this Note and other payments in connection with this Note shall be payable at the Holder’s offices as designated above in lawful money of the United States of America in immediately available funds without set-off, deduction or counterclaim.  Upon assignment of the interest of Holder in this Note, Borrower shall instead make its payment pursuant to the assignee’s instructions upon receipt of written notice thereof.

ARTICLE II

CONVERSION RIGHTS

The Holder shall have the right to convert the principal due under this Note into Shares of the Borrower’s Common Stock, $0.00001 par value per share (“Common Stock”) as set forth below.

2.1.           Conversion into the Borrower’s Common Stock.

(a)           The Holder shall have the right from and after the date of the issuance of this Note and then at any time until this Note is fully paid, to convert any outstanding and unpaid principal portion of this Note, and accrued but unpaid interest, at the election of the Holder (the date of giving of such notice of conversion being a “Conversion Date”) into fully paid and non-assessable shares of Common Stock as such stock exists on the date of issuance of this Note, or any shares of capital stock of Borrower into which such Common Stock shall hereafter be changed or reclassified, at the conversion price as defined in Section 2.1(b) hereof, determined as provided herein.  Upon delivery to the Borrower of a completed Notice of Conversion, a form of which is annexed hereto as Exhibit A, Borrower shall issue and deliver to the Holder within three (3) business days after the Conversion Date (such third day being the “Delivery Date”) that number of shares of Common Stock for the portion of the Note converted in accordance with the foregoing.  The Holder will not be required to surrender the Note to the Borrower until the Note has been fully converted or satisfied.   The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing that portion of the principal of the Note and interest, if any, to be converted, by the Conversion Price.

(b) Subject to adjustment as provided in Section 2.1(c) hereof, the conversion price (“Conversion Price”) per share shall be equal to $0.75.

(c)            The Conversion Price and number and kind of shares or other securities to be issued upon conversion determined pursuant to Section 2.1(a), shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

A.           Fundamental Transaction.   If, at any time while this Note is outstanding, (A) the Borrower effects any merger or consolidation of the Borrower with or into another entity, (B) the Borrower effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Borrower or another entity) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, (D) the Borrower consummates a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, or spin-off) with one or more persons or entities whereby such other persons or entities acquire more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by such other persons or entities making or party to, or associated or affiliated with the other persons or entities making or party to, such stock purchase agreement or other business combination), (E) any "person" or "group" (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act), is or shall become the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate Common Stock of the Borrower, or material Subsidiary of the Borrower, (F) the Borrower effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property or (G) a majority of the members of the Borrower’s board of directors as of the Closing Date no longer serving as directors of the Borrower, except as a result of natural causes or as a result of hiring additional outside directors in order to meet stock exchange requirements, unless prior written consent of the Holders had been obtained by the Borrower (in any such case, a "Fundamental Transaction"), this Note, as to the unpaid principal portion thereof and accrued interest thereon, if any, shall thereafter be deemed to evidence the right to convert into such number and kind of shares or other securities and property as would have been issuable or distributable on account of such Fundamental Transaction, upon or with respect to the securities subject to the conversion right immediately prior to such Fundamental Transaction.  The foregoing provision shall similarly apply to successive Fundamental Transactions of a similar nature by any such successor or purchaser.  Without limiting the generality of the foregoing, the anti-dilution provisions of this Section shall apply to such securities of such successor or purchaser after any such Fundamental Transaction.

B.           Reclassification, etc.  If the Borrower at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes that may be issued or outstanding, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

C.           Stock Splits, Combinations and Dividends.   If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

                    D.           Share Issuance.   So long as this Note is outstanding, if the Borrower shall issue any Common Stock except for the Excepted Issuances (as defined in Section 12(a) of the Subscription Agreement), prior to the complete conversion or payment of this Note, for a consideration per share that is less than the Conversion Price that would be in effect at the time of such issue, then, and thereafter successively upon each such issuance, the Conversion Price shall be reduced to such other lower issue price.  For purposes of this adjustment, the issuance of any security or debt instrument of the Borrower or other Common Stock Equivalent carrying the right to convert such security or debt instrument into Common Stock or of any warrant, right or option to purchase Common Stock shall result in an adjustment to the Conversion Price upon the issuance of the above-described security, debt instrument, warrant, right, or option and again upon the issuance of shares of Common Stock upon exercise of such conversion or purchase rights if such issuance is at a price lower than the then applicable Conversion Price. Common Stock issued or issuable by the Borrower for no consideration or for consideration which cannot be determined at the time of issue or which is subject to reset will be deemed issuable or to have been issued for $0.00001 per share of Common Stock.  The reduction of the Conversion Price described in this paragraph is in addition to the other rights of the Holder described in the Subscription Agreement.  A convertible instrument (including a right to purchase equity of the Company) issued, subject to an original issue or similar discount or which principal amount is directly or indirectly increased after issuance will be deemed to have been issued for the actual cash amount received by the Company in consideration of such convertible instrument.  “Common Stock Equivalent” shall mean any securities of the Borrower or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

(d)           Whenever the Conversion Price is adjusted pursuant to Section 2.1(c) above, the Borrower shall promptly, but not later than the second (2nd) Trading Day after the effectiveness of the adjustment, provide notice to the Holder setting forth the Conversion Price after such adjustment and setting forth a statement of the facts requiring such adjustment.  Failure to provide the foregoing notice is an Event of Default under this Note.

(e)           During the period the conversion right exists, Borrower will reserve from its authorized and unissued Common Stock not less than an amount of Common Stock equal to 150% of the amount of shares of Common Stock issuable upon the full conversion of this Note and interest, if any.  Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable.  Borrower agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note.

2.2           Partial Conversion.  This Note may be converted by the Holder in whole or in part as described in Section 2.1(a) hereof and the Subscription Agreement.  Upon partial conversion of this Note, a new Note containing the same date and provisions of this Note shall, at the request of the Holder, be issued by the Borrower to the Holder for the principal balance of this Note and interest which shall not have been converted or paid, upon surrender of the existing Note.

2.3.           Maximum Conversion.  The Holder shall not be entitled to convert on a Conversion Date that amount of the Note in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its affiliates on a Conversion Date, (ii) any Common Stock issuable in connection with the unconverted portion of the Note, and (iii) the number of shares of Common Stock issuable upon the conversion of the Note with respect to which the determination of this provision is being made on a Conversion Date, which would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock of the Borrower on such Conversion Date.  For the purposes of the provision to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder.  Subject to the foregoing, the Holder shall not be limited to aggregate conversions of 4.99%.  The Holder shall have the authority to determine whether the restriction contained in this Section 2.3 will limit any conversion hereunder and the extent such limitation applies and to which convertible or exercisable instrument or part thereof such limitation applies.  The Holder may increase to not more than 9.99% or waive the 4.99% conversion limitation described in this Section 2.3, in whole or in part, including with respect to the payment of interest in shares of Common Stock, upon and effective after 61 days prior written notice to the Borrower.

2.4           Borrower’s Obligations.  Upon the conversion of this Note or part thereof, the Borrower shall, at its own cost and expense, take all necessary action, including obtaining and delivering an opinion of counsel to assure that the Borrower’s transfer agent shall issue stock certificates in the name of a Holder (or its permitted nominee) or such other persons as designated by Holder and in such denominations to be specified at conversion representing the number of shares of Common Stock issuable upon such conversion.  The Borrower warrants that no instructions other than these instructions have been or will be given to the Borrower’s transfer agent and that the certificates representing such shares shall contain no legend other than the legend set forth in Section 4(h) of the Subscription Agreement.  If and when a Holder sells the Conversion Shares, assuming (i) a registration statement including such Conversion Shares for registration has been filed with the Commission, is effective and the prospectus, as supplemented or amended, contained therein is current and (ii) Holder or its agent confirms in writing to the transfer agent that Holder has complied with the prospectus delivery requirements, the Borrower will reissue the Conversion Shares without restrictive legend.  In the event that the Conversion Shares are sold in a manner that complies with an exemption from registration, the Borrower will promptly instruct its counsel to issue to the transfer agent an opinion permitting removal of the legend, provided that Holder delivers reasonably requested representations in support of such opinion.

2.5           Late Delivery.  The Borrower understands that a delay in the delivery of the Conversion Shares in the form required pursuant to Section 2.4 hereof later than the Delivery Date could result in economic loss to the Holder.  As compensation to Holder for such loss, the Borrower agrees to pay (as liquidated damages and not as a penalty) to Holder for late issuance of Conversion Shares in the form required pursuant to this Note upon Conversion of the Note, the amount of $100 per Trading Day (increasing to $200 per Trading Day after ten (10) Trading Days) after the Delivery Date for each $10,000 of Note principal amount and interest (and proportionately for other amounts) being converted of the corresponding Conversion Shares which are not timely delivered.  The Borrower shall pay any payments incurred under this Section upon demand.  Furthermore, in addition to any other remedies which may be available to the Holder, in the event that the Borrower fails for any reason to effect delivery of the Conversion Shares on or before the Delivery Date, the Holder will be entitled to revoke all or part of the relevant Notice of Holder by delivery of a notice to such effect to the Borrower whereupon the Borrower and Holder shall each be restored to their respective positions immediately prior to the delivery of such notice, except that the damages payable in connection with the Borrower’s default shall be payable through the date notice of revocation or rescission is given to the Borrower.

2.6        Buy-In.   In addition to any other rights available to Holders, if the Borrower fails to deliver to a Holder Conversion Shares by the Delivery Date and if after the Delivery Date Holder or a broker on Holder’s behalf purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by Holder of the Common Stock which Holder was entitled to receive upon such conversion (a “Buy-In”), then the Borrower shall pay to Holder (in addition to any remedies available to or elected by the Holder) the amount by which (A) Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (B) the aggregate principal and/or interest amount of the Note for which such conversion request was not timely honored together with interest thereon at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty).  For example, if a Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of $10,000 of Note principal and/or interest, the Borrower shall be required to pay Holder $1,000 plus interest. Holder shall provide the Borrower written notice and evidence reasonably acceptable to the Borrower indicating the amounts payable to Holder in respect of the Buy-In.

ARTICLE III

REDEMPTION

3.1           Fundamental Transaction.  Upon the occurrence of a Fundamental Transaction, then in addition to the Holder’s rights described in Section 2.1(c)(A), until twenty (20) business days after the Borrower notifies the Holder of the occurrence of the Fundamental Transaction, the Holder may elect to accelerate the Maturity Date as of the date of the Fundamental Transaction and receive payment of 120% of the then outstanding Principal Amount, accrued interest and any other amount owed to the Holder pursuant to the Transaction Documents.

3.2           Optional Redemption.  This Note may not be prepaid, converted, redeemed or called by the Borrower without the consent of the Holder except as described in the Note.

ARTICLE IV

EVENT OF DEFAULT

The occurrence of any of the following events of default (“Event of Default”), shall, at the option of the Holder hereof, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, upon demand, without presentment or grace period, all of which hereby are expressly waived, except as set forth below:

4.1           Failure to Pay Principal or Interest.  The Borrower (i) fails to pay any installment of principal or interest under this Note when due, or (ii) fails to pay any interest or other sums due under this Note when due.

4.2           Breach of Covenant.  The Borrower or any Subsidiary breaches any material covenant or other term or condition of this Note or any Transaction Documents except for a breach of payment, in any material respect.

4.3           Breach of Representations and Warranties.  Any material representation or warranty of the Borrower made herein, or the Transaction Documents shall be false or misleading in any material respect as of the date made and the Closing Date.

4.4           Liquidation.   Any dissolution, liquidation or winding up by Borrower or a material Subsidiary of a substantial portion of their businesses.

4.5           Cessation of Operations.   Any cessation of operations by Borrower or a material Subsidiary.

4.6           Maintenance of Assets.   The failure by Borrower or any material Subsidiary to maintain any material intellectual property rights, personal, real property, equipment, leases or other assets which are necessary to conduct its business (whether now or in the future).

4.7           Receiver or Trustee.  The Borrower or any Subsidiary shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

4.8           Judgments.  Any money judgment, writ or similar final process shall be entered or made in a non-appealable adjudication against Borrower or any Subsidiary or any of its property or other assets for more than $50,000 in excess of the Borrower’s or such Subsidiary’s insurance coverage, unless stayed vacated or satisfied within thirty (30) days.

4.9           Bankruptcy.  Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law, or the issuance of any notice in relation to such event, for the relief of debtors shall be instituted by or against the Borrower or any Subsidiary.

4.10           Delisting.   An event resulting in the Common Stock no longer being quoted on a Principal Market; failure to comply with the requirements for continued quotation on the Principal Market for a period of ten (10) consecutive trading days; or notification from a Principal Market that the Borrower is not in compliance with the conditions for such continued quotation and such non-compliance continues for ten (10) days following such notification.

4.11           Non-Payment.   A default by the Borrower or any Subsidiary under any one or more obligations in an aggregate monetary amount in excess of $50,000 for more than twenty (20) days after the due date, unless the Borrower or such Subsidiary is contesting the validity of such obligation in good faith.

4.12           Stop Trade.  An SEC or judicial stop trade order or Principal Market trading suspension.

4.13           Failure to Deliver Common Stock or Replacement Note.  Borrower’s failures to timely deliver Common Stock to the Holder pursuant to and in the form required by this Note, and the Subscription Agreement, or, if required, a replacement Note following a partial conversion or exercise.

4.14           Reservation Default.   Failure by the Borrower to have reserved for issuance upon conversion of the Note, the number of shares of Common Stock as required in the Subscription Agreement, and this Note, and to have cured such failure with any applicable time periods provided for in the Transaction Documents.

4.15           Financial Statement Restatement.  The restatement after the date hereof of any financial statements filed by the Borrower with the Securities and Exchange Commission for any date or period from two years prior to the Issue Date of this Note and until this Note is no longer outstanding, if the result of such restatement would, by comparison to the unrestated financial statements, have constituted a Material Adverse Effect.  For the avoidance of doubt, any restatement related to new accounting pronouncements shall not constitute a default under this Section 4.15.

4.16           Non-Registration Event.  The Borrower’s failure to materially comply with the registration obligations set forth in Section 11 of the Subscription Agreement.

4.17           Reverse Splits.   The Borrower effectuates a reverse split of its Common Stock without twenty (20) days prior written notice to the Holder.

4.18           Event Described in Subscription Agreement.  The occurrence of an Event of Default as described in the Subscription Agreement or any other Transaction Document that, if susceptible to cure, is not cured during any designated cure period.

4.19           Notification Failure.   A failure by Borrower to notify Holder of any material event of which Borrower is obligated to notify Holder pursuant to the terms of this Note or any other Transaction Document.

4.20           Cross Default.  A default by the Borrower of a material term, covenant, warranty or undertaking of any other agreement to which the Borrower and Holder are parties, or the occurrence of an event of default under any such other agreement to which Borrower and Holder are parties which is not cured after any required notice and/or cure period.

4. 21           Other Note Default.   The occurrence of an Event of Default under any Other Note.

ARTICLE V

SECURITY INTEREST

5.           Security Interest.   This Note is secured by a security interest granted to the Holder pursuant to a Security Agreement, as delivered by Borrower to Holder.

ARTICLE VI

MISCELLANEOUS

6.1           Failure or Indulgence Not Waiver.  No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.  All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

6.2           Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the first business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be: (i) if to the Borrower to: ActiveCare Inc., 1365 West Business Park Drive, Orem, UT 84058, Attn: Mike Acton, facsimile: 855-864-2511, with a copy by fax only to (which shall not constitute notice): Durham Jones & Pinegar, 111 East Broadway, Suite 900, Salt Lake City, Utah 84111, Attn: C. Parkinson Lloyd, Esq., facsimile: (801) 415-3500, and (ii) if to the Holder, to the name, address and facsimile number set forth on the front page of this Note, and to: Grushko & Mittman, P.C., 515 Rockaway Avenue, Valley Stream, New York 11581, facsimile: (212) 697-3575.

6.3           Amendment Provision.  The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

6.4           Assignability.  This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns.  The Borrower may not assign its obligations under this Note.

6.5           Cost of Collection.  If default is made in the payment of this Note, Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys’ fees.

6.6           Governing Law.  This Note shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction.  Any action brought by either party against the other concerning the transactions contemplated by this Agreement must be brought only in the civil or state courts of New York or in the federal courts located in the State and county of New York.  Both parties and the individual signing this Agreement on behalf of the Borrower agree to submit to the jurisdiction of such courts.  The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs.  In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Borrower in any other jurisdiction to collect on the Borrower’s obligations to Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other decision in favor of the Holder.  This Note shall be deemed an unconditional obligation of Borrower for the payment of money and, without limitation to any other remedies of Holder, may be enforced against Borrower by summary proceeding pursuant to New York Civil Procedure Law and Rules Section 3213 or any similar rule or statute in the jurisdiction where enforcement is sought.  For purposes of such rule or statute, any other document or agreement to which Holder and Borrower are parties or which Borrower delivered to Holder, which may be convenient or necessary to determine Holder’s rights hereunder or Borrower’s obligations to Holder are deemed a part of this Note, whether or not such other document or agreement was delivered together herewith or was executed apart from this Note.

6.7           Maximum Payments.  Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum rate permitted by applicable law.  In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum rate permitted by applicable law, any payments in excess of such maximum rate shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

6.8           Non-Business Days.   Whenever any payment or any action to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of New York, such payment may be due or action shall be required on the next succeeding business day and, for such payment, such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

6.9           Facsimile Signature.  In the event that the Borrower’s signature is delivered by facsimile transmission, PDF, electronic signature or other similar electronic means, such signature shall create a valid and binding obligation of the Borrower with the same force and effect as if such signature page were an original thereof.

6.10           Shareholder Status.  The Holder shall not have rights as a shareholder of the Borrower with respect to unconverted portions of this Note.  However, the Holder will have the rights of a shareholder of the Borrower with respect to the Shares of Common Stock to be received after delivery by the Holder of a Conversion Notice to the Borrower.

IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by an authorized officer as of the _____ day of July, 2013.

ACTIVECARE INC.

By: ________________________________
                                                                                    Name:
                                                                                    Title:

WITNESS:

______________________________________

 EXHIBIT A - NOTICE OF CONVERSION

(To be executed by the Registered Holder in order to convert the Note)

The undersigned hereby elects to convert $_________ of the principal and $_________ of the interest due on the Note issued by ACTIVECARE, INC. on August 2, 2013 into Shares of Common Stock of ACTIVECARE, INC. (the “Borrower”) according to the conditions set forth in such Note, as of the date written below.

Date of Conversion:____________________________________________________________________

Conversion Price:______________________________________________________________________

Number of Shares of Common Stock Beneficially Owned on the Conversion Date: Less than 5% of the outstanding Common Stock of ACTIVECARE, INC.

Shares To Be Delivered:_________________________________________________________________

Signature:____________________________________________________________________________

Print Name:__________________________________________________________________________

Address:_____________________________________________________________________________

   ____________________________________________________________________________